EXHIBIT 21

SUBSIDIARIES OF CHEMED CORPORATION

The following is a list of subsidiaries of the Company as of December 31, 2023: Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary.  Each of the companies is incorporated under the laws of the state following its name.  The percentage given for each company represents the percentage of voting securities of such company owned by the Company or, where indicated, subsidiaries of the Company as of December 31, 2023.

All of the majority owned companies listed below are included in the consolidated financial statements as of December 31, 2023.

Chemed RT, Inc. (Delaware, 100%)

Comfort Care Holdings Co. (Nevada, 100%)

Consolidated HVAC, Inc. (Ohio, 100% by Roto-Rooter Services Company)

Jet Resource, Inc. (Delaware, 100%)

Nurotoco of Massachusetts, Inc. (Massachusetts, 100% by Roto-Rooter Services Company)

Nurotoco of Massachusetts, Inc. II (Massachusetts, 100% by Roto-Rooter Services Company)

Nurotoco of Massachusetts, Inc. III (Massachusetts, 100% by Roto-Rooter Services Company)

Nurotoco of New Jersey, Inc. (Delaware, 80% by Roto-Rooter Services Company)

Roto RT, Inc. (Delaware, 100% by Roto-Rooter Group, Inc.)

Roto-Rooter Canada, Ltd. (British Columbia, 100% by Roto-Rooter Services Company)

Roto-Rooter Corporation (Iowa, 100% by Roto-Rooter Group, Inc.)

Roto-Rooter Group, Inc. (Delaware, 100%)

Roto-Rooter Services Company (Iowa, 100% by Roto-Rooter Group, Inc.)

RRSC of Arizona, Inc. (Delaware, 75% owned by Roto-Rooter Services Company)

RR Plumbing Services Corporation (New York, 49% by Roto-Rooter Services Company; included within the consolidated financial statements as a consolidated subsidiary)

VITAS Healthcare Corporation (Delaware, 100% by Comfort Care Holdings Co.)

VITAS Hospice Services, L.L.C. (Delaware, 100% by VITAS Healthcare Corporation)

VITAS Healthcare Corporation of California (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare Corporation of Illinois (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare Corporation of Florida (Florida, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare Corporation of Ohio (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare Corporation of Atlantic (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare of Texas, L.P.  (Texas, 99% by VITAS Holding Corporation, the limited partner, 1% by VITAS Hospice Services, L.L.C., the general partner)

VITAS Healthcare Corporation Midwest (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Healthcare Corporation of Georgia (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS HME Solutions, Inc. (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Holdings Corporation (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS RT, Inc. (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Solutions, Inc. (Delaware, 100% by VITAS Hospice Services, L.L.C.)

VITAS Hospice Management Services, LLC (Delaware, 100% by VITAS Hospice Services, LLC)